CURTIS B MORRISON, CPA

                            5819 Chimney Wood Circle
                             Fort Worth, Texas 76112

                                  (817)429-3878

                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT ACCOUNTANT
                        ---------------------------------


  I consent to the incorporation of my report dated December 31,

1999, accompanying the financial statements included in this annual report on Form 11-K, in the prospectus forming part of

Tandy Corporation's registration statement on Form S-8 for its

Tandy Employees Supplemental Stock Program.








                                     CURTIS B. MORRISON, CPA

Fort Worth, Texas

May 15, 2000

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